345 E. Main St.
Warsaw, IN 46580
www.zimmerbiomet.com	Exhibit 99.1

Media	Investors
Monica Kendrick	Keri Mattox
574-373-2095	215-275-2431
monica.kendrick@zimmerbiomet.com	keri.mattox@zimmerbiomet.com

Barbara Goslee
574-371-9449
barb.goslee@zimmerbiomet.com

Zimmer Biomet Provides Update on COVID-19 Impact

Company to Host Audio Webcast and Conference Call of
First Quarter 2020 Results on May 11, 2020

Warsaw, Indiana – April 6, 2020 – Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH) today provided information on important actions it is taking to address the COVID-19 pandemic, a preliminary estimated revenue growth range for the first quarter 2020 and an update regarding its full-year 2020 financial guidance.

“The coronavirus pandemic has had an unprecedented impact on global economic activity and we are responding by taking decisive actions designed to ensure the safety of our team members, strengthen our financial position and navigate this new environment,” said Bryan Hanson, President and Chief Executive Officer. “While we cannot predict the duration of this crisis, we remain confident in our team, our strategy and in the long-term underlying strength of the Zimmer Biomet portfolio and innovation pipeline.”

First Quarter and Full-Year 2020 Guidance Update

In March 2020, COVID-19 reached a pandemic level and Zimmer Biomet was impacted by a significant and sudden global decline in elective procedure volumes. As a result, based on preliminary, unaudited financial results, Zimmer Biomet estimates revenue growth for the first quarter 2020 will be approximately -9.5 to -10.5 percent on a reported basis and -8.5 to -9.5 percent on a constant currency basis(1) when compared to the first quarter of 2019. The Company is currently conducting its closing process for the first quarter of 2020 and is unable to provide a more precise estimate of its full financial results. Final results for the first quarter are scheduled to be announced on May 11, 2020.

Zimmer Biomet expects the decline in elective procedure volumes observed in the first quarter to continue to have a significant negative impact in the second quarter of 2020. Given the ongoing uncertainty around the scope and duration of COVID-19, the Company is currently unable to quantify the impact on its results of operations, financial condition and cash flows, which could be material, for 2020 and is withdrawing the full-year financial guidance it previously issued on February 4, 2020. During this time of COVID-19 challenge and disruption, Zimmer Biomet is taking several measures to contain costs and to further support its liquidity profile, including, among others:

•	Positioning the Company to support healthcare systems, customers and patients now and as elective procedures return to normal volumes;
•	Taking steps to further reinforce business continuity in its manufacturing facilities and overall supply chain;
•	Modulating manufacturing output;
•	Proactively reducing certain variable costs and discretionary spending; and
•	Implementing compensation reductions for its leadership team and Board of Directors, with President and CEO Bryan Hanson forgoing 100 percent of his salary.

Related to the Company’s liquidity profile, Zimmer Biomet recently completed the issuance of $1.5 billion of notes in two tranches due in 2026 and 2030, the net proceeds of which were used to repay at maturity its $1.5 billion in outstanding notes due April 1, 2020. As of December 31, 2019, Zimmer Biomet had cash on hand of $618 million and a five-year unsecured multicurrency revolving facility of $1.5 billion. There were no outstanding borrowings under this facility as of April 6, 2020.

Protecting Zimmer Biomet Colleagues, Communities and Healthcare Professionals

The Company is continuing to take an active role in supporting healthcare professionals, hospitals and communities during the COVID-19 pandemic, including:

•	Donating supplies of Personal Protective Equipment (PPE) to local hospitals and non-profit organizations;
•	Partnering with an industry coalition and using 3-D printing technology to produce critical components for ventilators and face shields for healthcare professionals; and
•	Providing monetary donations through the Company’s philanthropic foundation to multiple non-profit organizations in support of COVID-19 initiatives.

“As the COVID-19 situation continues to rapidly evolve around the world, Zimmer Biomet is committed to safeguarding the health and well-being of our team members and their families, the communities in which we live and work, the healthcare professionals with whom we partner and the patients that we serve,” continued Hanson.

Revenue Reporting Format Update

Zimmer Biomet is also providing details today regarding its previously disclosed plans to change its revenue reporting format. These changes are designed to further align with the Company’s recent reorganization. The Company will use this format for its fiscal first quarter 2020 results.

Product Category Sales will include the following changes:

•	Surgical products, previously reported in the S.E.T. (Sports Medicine, Extremities and Trauma) product category, will be included in the Other product category;
•	Dental products will be combined with Spine and CMF (Craniomaxillofacial) products into one product category; and
•	The CMF product category name will be changed to CMFT (Craniomaxillofacial and Thoracic), to reflect the Thoracic business, which is included in that category.

In addition to these changes, other immaterial adjustments related to brand alignment within product categories in the Asia Pacific region will be made. Zimmer Biomet has posted updated sales tables for fiscal 2019 and 2018 reflecting these changes on the Investor Relations section of its website, https://investor.zimmerbiomet.com. These changes have no impact on the Company’s consolidated results of operations.

About the Company

Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer Biomet is a global leader in musculoskeletal healthcare. We design, manufacture and market orthopedic reconstructive products; sports medicine, biologics, extremities and trauma products; office based technologies; spine, craniomaxillofacial and thoracic products; dental implants; and related surgical products.

We collaborate with healthcare professionals around the globe to advance the pace of innovation. Our products and solutions help treat patients suffering from disorders of, or injuries to, bones, joints or supporting soft tissues. Together with healthcare professionals, we help millions of people live better lives.

We have operations in more than 25 countries around the world and sell products in more than 100 countries. For more information, visit www.zimmerbiomet.com or follow Zimmer Biomet on Twitter at www.twitter.com/zimmerbiomet.

Note on Non-GAAP Financial Measures

Estimated sales change information for the three-month period ended March 31, 2020 is presented on a GAAP (reported) basis and on a constant currency basis. Constant currency percentage changes exclude the effects of foreign currency exchange rates. They are calculated by translating current and prior-period sales at the same predetermined exchange rate. The translated results are then used to determine year-over-year percentage increases or decreases.

(1) We estimate changes in foreign currency exchange rates will have a negative impact on Q1 2020 revenues of approximately 1 percent.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the impact of the COVID-19 pandemic on our business, and any statements about our forecasts, expectations, plans, intentions, strategies or prospects.  All statements other than statements of historical or current fact are, or may be deemed to be, forward-looking statements.  Such statements are based upon the current beliefs, expectations and assumptions of management and are subject to significant risks, uncertainties and changes in circumstances that could cause actual outcomes and results to differ materially from the forward-looking statements.  These risks, uncertainties and changes in circumstances include, but are not limited to:  the effects of the COVID-19 pandemic and other adverse public health developments on the global economy, our business and operations and the business and operations of our suppliers and customers, including the deferral of elective procedures and our ability to collect accounts receivable; the risks and uncertainties related to our ability to successfully execute our restructuring plans; the success of our quality and operational excellence initiatives, including ongoing quality remediation efforts at our Warsaw North Campus facility; the ability to remediate matters identified in inspectional observations or warning letters issued by U.S. Food and Drug Administration (FDA), while continuing to satisfy the demand for our products; compliance with the Deferred Prosecution Agreement entered into in January 2017; the impact of substantial indebtedness on our ability to service our debt obligations and/or refinance amounts outstanding under our debt obligations at maturity on terms favorable to us, or at all; the ability to retain the independent agents and distributors who market our products; dependence on a limited number of suppliers for key raw materials and outsourced activities; the possibility that the anticipated synergies and other benefits from mergers and acquisitions will not be realized, or will not be realized within the expected time periods; the risks and uncertainties related to our ability to successfully integrate the operations, products, employees and distributors of acquired companies; the effect of the potential disruption of management’s attention from ongoing business operations due to integration matters related to mergers and acquisitions; the effect of mergers and acquisitions on our relationships with customers, suppliers and lenders and on our operating results and businesses generally; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the FDA and foreign government regulators, such as more stringent requirements for regulatory clearance of products; the outcome of government investigations; competition; pricing pressures; changes in customer demand for our products and services caused by demographic changes or other factors; the impact of healthcare reform measures; reductions in reimbursement levels by third-party payors and cost containment efforts of healthcare purchasing organizations; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products; control of costs and expenses; the ability to obtain and maintain adequate intellectual property protection; breaches or failures of our information technology systems or products, including by cyberattack, unauthorized access or theft; the ability to form and implement alliances; changes in tax obligations arising from tax reform measures, including European Union rules on state aid, or examinations by tax authorities; product liability, intellectual property and commercial litigation losses; changes in general industry and market conditions, including domestic and international growth rates; changes in general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; and the impact of the ongoing financial and political uncertainty on countries in the Euro zone on the ability to collect accounts receivable in affected countries.  A further list and description of these risks and uncertainties and other factors can be found in our Annual Report on Form 10-K for the year ended December 31, 2019, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and our subsequent filings with the Securities and Exchange Commission (SEC).  Copies of these filings are available online at www.sec.gov, www.zimmerbiomet.com or on request from us.  These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in our filings with the SEC.  Forward-looking statements speak only as of the date they are made, and we expressly disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Readers of this press release are cautioned not to rely on these forward-looking statements since there can be no assurance that these forward-looking statements will prove to be accurate.  This cautionary note is applicable to all forward-looking statements contained in this press release.

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